EXHIBIT 10.4

                             AMENDMENT NO. 1 TO
          ASHLAND INC. DEFERRED COMPENSATION PLAN FOR EMPLOYEES (2005)
                     (EFFECTIVE AS OF JANUARY 1, 2005)

         WHEREAS, the Ashland Inc. Deferred Compensation Plan for Employees
(2005) (hereinafter the "Plan") was approved by the Board of Directors of Ashland Inc. ("Ashland") on November 4, 2004 to be effective January 1, 2005 and was subsequently amended and restated effective back to January 1, 2005;

         WHEREAS, the Plan as approved and effective reserved the right to amend it;

         WHEREAS, such right to amend included the ability to make subsequent changes to comply with guidance from the US Department of Treasury on Internal Revenue Code ss.409A

         WHEREAS, it is desired to exercise that right to amend the Plan effective as of January 1, 2005 as follows:

         1. Section 8 of the Plan is amended effective as of January 1, 2005 by adding the following:

         (e) Transition Relief. The Company and the Committee, acting either singly or in concert, have the discretion to grant one or more Participants the right to cancel any outstanding deferral election prior to December 31, 2005, pursuant to and in accordance with Q/A-20 of IRS Notice 2005-1, 2005-2 I.R.B. 274, the terms of which are incorporated herein by reference.


         IN WITNESS WHEREOF, this Amendment to the Plan is executed this 28th day of October, 2005.


ATTEST:                                  ASHLAND INC.




/s/ David L. Hausrath                    By:/s/ Susan B. Esler
------------------------------------     --------------------------------------
Secretary                                Vice President, Human Resources